EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO and CFO, respectively, of NetREIT, (the “Company”) that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NetREIT and will be retained by NetREIT. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 12, 2010	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer

Date: November 12, 2010	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer